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                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dura Automotive Systems, Inc. on Form S-8 of our reports dated March 24, 2003, appearing in the Annual Report on Form 10-K of Dura Automotive Systems, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 23, 2003